SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On February 24, 2012, FTI Consulting, Inc. (“FTI Consulting”) issued its press release (the “Press Release”) reporting its financial results for the fourth quarter and year ended December 31, 2011 and guidance for 2012. A copy of the Press Release (including financial tables) is furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

ITEM 7.01. Regulation FD Disclosure

The Press Release (and financial tables) include information regarding adjusted EBITDA, adjusted segment EBITDA, adjusted net income and adjusted earnings per diluted share. We define adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges (“Adjusted EBITDA”). We define adjusted segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges (“Adjusted Segment EBITDA”). We define adjusted net income as the net income excluding special charges and debt extinguishment costs that were incurred in that period (“Adjusted Net Income”). We define adjusted earnings per diluted share as earnings per diluted share excluding the per share impact of special charges and debt extinguishment costs that were incurred in that period (“Adjusted EPS”). Although Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are common alternative measures of operating performance which may be used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating income to Adjusted EBITDA, segment operating income to Adjusted Segment EBITDA, net income to Adjusted Net Income, and earnings per diluted share to Adjusted EPS are included in the accompanying financial tables to the Press Release.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 24, 2012 (including Financial Tables), of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: February 24, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 24, 2012 (including Financial Tables), of FTI Consulting, Inc.